EXHIBIT 99.5.2



Moody's Investors Service
99 Church Street
New York, NY 10007

October 5, 1995


MBIA Insurance Corporation
113 King Street
Armonk, New York 10504

RE: Empire State Municipal Exempt
Trust, Guaranteed Series 121

Gentlemen:

Moody's Investors Service has assigned the rating of Aaa (MBIA Insurance Corp.) to each of the bonds insured by MBIA Insurance Corporation, comprising Empire State Municipal Exempt Trust, Guaranteed Series 121. The rating is based upon an insurance policy provided by MBIA Insurance Corporation. The rating applies to each bond only while it is held in such trust.

Please send us a final Prospectus when available. Should you have any questions regarding the above, please do not hesitate to contact the assigned analyst, Margaret
Kessler, at (212) 553-7884.

Sincerely yours,

Daniel N. Heimowitz
Executive Vice President
Director
Public Finance Dept.


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Moody's Investors Service
99 Church Street
New York, NY 10007

October 5, 1995

Glickenhaus & Company
6 East 43rd Street
New York, New York 10017

Lebenthal & Company, Inc.
25 Broadway
New York, New York 10004

          RE: Empire State Municipal
              Exempt Trust Guaranteed Series 121

Gentlemen:

     This letter will serve to affirm that as of October 5, 1995, Moody's Investors Service has assigned the following rating to the issues listed below:

RATING     ISSUE
------     -----

Baa1 New York State Dormitory Authority, Court Facility Lease Revenue Bonds, Series A; 5.700%, due 5/15/2002.

Baa1 New York State Urban Development Corporation, Correctional Facilities Revenue Bonds, Series A; 5.250%, due 1/1/2021.

Baa1 New York State Dormitory Authority, Revenue Bonds, City University Series F; 5.000%, due 7/1/2020.

                                           Sincerely yours,


                                           /s/ DANIEL N. HEIMOWITZ
                                           -------------------------
                                           Daniel N. Heimowitz
                                           Executive Vice President
                                           Director
                                           Public Finance Department

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